Exhibit 99.1

Sabre enters into definitive agreement to sell its Hospitality Solutions business unit to TPG for $1.1 billion

Transaction Enables Sabre to Pay Down Debt, Optimize Portfolio, and Continue Its Focus on Sustainable Growth

Transaction Will Establish Hospitality Solutions Business as an Independent Technology Company Built for the Hospitality Industry

SOUTHLAKE, TEXAS, April 28, 2025 — Sabre Corporation (NASDAQ: SABR), a leading technology provider to the global travel industry, and TPG, (NASDAQ: TPG), a global alternative asset management firm, today announced the signing of a definitive agreement under which TPG has agreed to acquire Sabre’s Hospitality Solutions business (“Hospitality Solutions”) for $1.1 billion in cash. TPG will invest in Hospitality Solutions through TPG Capital, the firm’s U.S. and European private equity platform.

The transaction will establish Hospitality Solutions as a standalone business, providing dedicated resources for growth and continued expansion as the core technology platform for hotels globally. Hospitality Solutions provides software and solutions to more than 40 percent of the world’s leading hotel brands. The SaaS based platform serves as an integrated system of record for reservation and guest information, enabling hoteliers to operate with greater accuracy and efficiency. Hospitality Solutions is distinct from Sabre’s hotel B2B distribution business, which remains a strategic area of investment for Sabre.

Sabre’s expected cash proceeds, net of taxes and fees, of approximately $960 million, will be used primarily to pay down debt, enabling Sabre to improve its balance sheet, optimize focus on its core business, and continue its focus on long-term sustainable growth. This announcement is the latest in a series of strategic financial moves by the Company, including debt refinancings in December 2024 and the recent repayment of April 2025 debt maturities, to:

•	Reinforce Sabre’s disciplined capital allocation framework;

•	Improve its capital structure; and

•	Enhance its ability to continue to opportunistically refinance remaining debt maturities.

These actions are consistent with Sabre’s focus on driving long-term shareholder value by optimizing its product portfolio and accelerating its path to a long-term net leverage target of 2.5x to 3.5x.

“The $1.1 billion sale of this business is a testament to the transformation that the Hospitality Solutions team has driven over the past few years,” said Kurt Ekert, President and CEO of Sabre Corporation. “This divestiture positions Sabre to focus on our core airline IT and travel marketplace platforms. We are confident that TPG’s investment approach and expertise will drive significant value to all of Hospitality Solutions’ customers.”

Sabre purchased SynXis, the core of its hospitality business, in 2005. In the 20 years since, the Company has continued to evolve the platform and invest in capabilities and solutions, such as Retail Studio. Today, a number of the largest and most premium hotel brands in the world rely on Hospitality Solutions as their central reservation platform.

“Hospitality Solutions’ platform is central to its customers’ ability to manage and deliver great experiences for guests,” said Tim Millikin, Partner at TPG. “We have a long history of partnering with mission-critical software businesses like Hospitality Solutions that – with the right combination of capital and operational focus – can achieve meaningful growth. The transaction exemplifies our thematic investment approach and distinct carveout expertise, and we look forward to working with the team to enhance and expand the Hospitality Solutions platform.”

“The hospitality industry continues to evolve rapidly. Hospitality Solutions’ tailored offering is enabling hotels of all types to meet guests where they are and truly prioritize their needs,” said Paul Hackwell, Partner at TPG. “The transaction brings together our decades of investing experience across the travel and software sectors, and we look forward to working with the team to build the platform into a comprehensive technology provider for the hospitality industry.”

TPG has deep experience executing corporate carveouts to support and grow innovative software businesses, with investments that have included Boomi, Elite, Everfox, McAfee, and Wind River.

In addition to the purchase agreement described above, the parties expect to enter into a transition services agreement, pursuant to which Sabre will provide certain services following closing to assist in the transition of the Hospitality Solutions business. The transaction has been approved by Sabre Corporation’s Board of Directors and is expected to close by the end of the third quarter 2025, subject to customary closing conditions and regulatory approvals. The closing of the transaction is not subject to any financing conditions.

For further information regarding the terms and conditions contained in the definitive transaction agreement, please see Sabre’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission in connection with the transaction.

Conference Call

Sabre Corporation will host a conference call and webcast on, May 7, 2025 at 9:00 am Eastern Time to discuss the Company’s first quarter financial results, business highlights, and forward outlook, as well as details about the transaction. Access to the webcast and the accompanying slides are available on the Investor Relations section of the Company’s website at investors.sabre.com. A replay of the audio webcast will be archived on the Company’s website following the live event.

Advisors

Evercore is acting as the financial advisor to the Company, and Haynes Boone, LLP is serving as legal counsel to the Company. William Blair is acting as the financial advisor to TPG. Davis Polk & Wardwell LLP is serving as legal counsel to TPG.

About Sabre Corporation

Sabre Corporation is a leading technology company that takes on the biggest opportunities and solves the most complex challenges in travel. Sabre harnesses speed, scale and insights to build tomorrow’s technology today – empowering airlines, hoteliers, agencies and other partners to retail, distribute and fulfill travel worldwide. Headquartered in Southlake, Texas, USA, with employees across the world, Sabre serves customers in more than 160 countries globally. For more information visit www.sabre.com.

About TPG

TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $246 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities. For more information, visit www.tpg.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com, on our LinkedIn account, and on our X account, @Sabre_Corp. We intend to use the Investor Relations section of our website, our LinkedIn account, and our X account as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, our LinkedIn account, and our X account, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website, our LinkedIn account, or our X account is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

Statements made in this press release that are not descriptions of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and assumptions and are subject to risks and uncertainties. Any statements that are not historical or current facts are forward-looking statements, including those related to the transaction. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Media Contact

Cassidy Smith-Broyles

cassidy.smith-broyles@sabre.com

SabreNews@sabre.com

TPG

Courtney Power

media@tpg.com

Investor Contact

Jim Mathias

Jim.mathias@sabre.com

sabre.investorrelations@sabre.com